AMENDED EXHIBIT A

          THIS EXHIBIT A, amended and restated as of August 25, 2010, is Exhibit A to that certain Transfer Agency Services Agreement dated as of November 1, 1999 between BNY Mellon Investment Servicing (U.S.) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.) and WT Mutual Fund.

Wilmington Prime Money Market Fund            Institutional Shares
                                              Service Shares
                                              W Shares

Wilmington Tax-Exempt Money Market Fund       Institutional Shares
                                              W Shares

Wilmington U.S. Government Money Market Fund  Institutional Shares
                                              Service Shares
                                              W Shares

Wilmington Broad Market Bond Fund             Institutional Shares
                                              A Shares

Wilmington Municipal Bond Fund                Institutional Shares
                                              A Shares

Wilmington Short/Intermediate-Term Bond Fund  Institutional Shares
                                              A Shares

Wilmington Multi-Manager International Fund   Institutional Shares
                                              A Shares

Wilmington Multi-Manager Real Asset Fund      Institutional Shares
                                              A Shares

Wilmington Large-Cap Strategy Fund            Institutional Shares
                                              A Shares

Wilmington Small-Cap Strategy Fund            Institutional Shares
                                              A Shares

Wilmington Aggressive Asset Allocation Fund   Institutional Shares
                                              A Shares

Wilmington Conservative Asset Allocation Fund Institutional Shares
                                              A Shares